                                                                         EX 10.2

                    AMENDED AND RESTATED EMPLOYMENT AGREEMENT


                  AMENDED AND RESTATED EMPLOYMENT AGREEMENT dated as of June 1, 2001 between SUPREMA SPECIALTIES, INC., a New York corporation (the "Employer" or the "Company"), and Mark Cocchiola (the "Employee").

                  WHEREAS, the Employer and the Employee entered into an employment agreement (the "Employment Agreement") which terminates on April 1, 2002;

                  WHEREAS, Employer and Employee wish to amend the Employment Agreement to extend the initial termination date of the Employee's employment and to restate such Employment Agreement to include certain additional amendments reflected below.

                  NOW, THEREFORE, the Employer and Employee hereby amend and restate the Employment Agreement to read in its entirety as follows:

                              W I T N E S S E T H :
                               - - - - - - - - - -

                  WHEREAS, the Employer desires to continue to employ the Employee as its Chairman of the Board, President and Chief Executive Officer and to be assured of his services as such on the terms and conditions hereinafter set forth; and

                  WHEREAS, the Employee is willing to accept such employment on such terms and conditions;

                  NOW, THEREFORE, in consideration of the mutual covenants and agreements hereinafter set forth, and intending to be legally bound hereby, the Employer and the Employee hereby agree as follows:

                  1. Term. Employer hereby agrees to employ Employee, and Employee hereby agrees to serve Employer for a five-year period commencing effective as of the date of this Agreement (the "Effective Date") (such period being herein referred to as the "Initial Term," and any year commencing on the Effective Date or any anniversary of the Effective Date being hereinafter referred to as an "Employment Year"). After the Initial Term, this Agreement shall be renewable automatically for successive one year periods (each such period being referred to as a "Renewal Term"), unless, more than thirty days prior to the expiration of the Initial Term or any Renewal Term, either the

Employee or the Company give written notice that employment will not be renewed ("Notice of Non-Renewal"), whereupon (i) if the Employee gives the Notice of Non-Renewal, the term of the Employee's employment shall terminate upon the expiration of the Initial Term or the then current Renewal Term, as the case may be, or (ii) if the Company gives the Notice of Non-Renewal or terminates this Agreement without Cause, the term of the Employee's employment shall be for a final five (5) year period (the "Final Renewal Term"), commencing effective at the date of the Notice of Non-Renewal, unless sooner terminated pursuant to
Section 8 hereof.

                  2. Employee Duties.

                     A. During the term of this Agreement, the Employee shall have the duties and responsibilities of Chairman of the Board, President and Chief Executive Officer of the Employer, reporting directly to the Board of Directors of the Employer (the "Board"). It is understood that such duties and responsibilities shall be reasonably related to the Employee's position.

                     B. The Employee shall devote substantially all of his business time, attention, knowledge and skills faithfully, diligently and to the best of his ability, in furtherance of the business and activities of the Company.

                  3. Place of Performance. In connection with his employment by the Company, the Employee shall be based at the Company's principal executive offices and shall not be required to be absent therefrom on travel status or otherwise for more than 45 days in any calendar year. The Company shall not, without the written consent of the Employee, relocate or transfer its principal executive offices to a location more than thirty miles from the Employee's principal residence. The Company will promptly pay (or reimburse the Employee for) all reasonable moving expenses incurred by the Employee relating to a change of his principal residence in connection with any such relocation of the Company's principal executive offices to which the Employee has consented, and will indemnify the Employee against any loss realized in the sale of his principal residence in connection with any such change of residence.

                  4. Compensation.

                     A. During the term of this Agreement, the Employer shall pay the Employee a base salary (the "Base Salary") at a rate of $250,000 per annum in respect of each

Employment Year, payable in advance in installments, and in the same manner as the other key employees of the Employer are paid, or at such other times as may mutually be agreed upon between the Employer and the Employee. Such Base Salary may be increased from time to time at the discretion of the Board.

                     B. Bonus. In addition to the Employee's Base Salary the Company shall pay to the Employee an annual bonus (the "Annual Bonus") equal to 5% of the Company's pre-tax profits in excess of $650,000 for the preceding fiscal year (the Base Salary, as determined pursuant to paragraphs 4.A and 4.B above, and Annual Bonus, together, referred to as "Base Compensation"). The term "pre-tax profit" of the Company means the pre-tax profit of the Company's business excluding extraordinary gains, income, expenses or losses as determined by the Company's independent public accountants whose determination shall be final and binding upon the parties hereto. The Annual Bonus shall be payable no later than 90 days after the end of the Company's fiscal year. In addition to the foregoing, the Company may, as directed by formal action of its Board of Directors, formulate and pay additional bonus or discretionary compensation payments to the Employee, but such additional amounts shall be at the pleasure of the Board unless pursuant to a written agreement with the Employee.

                     C. In addition to the foregoing, the Employee shall be entitled to such other cash bonuses and such other compensation in the form of stock, stock options or other property or rights as may from time to time be awarded to him by the Board during or in respect of his employment hereunder.

                  5. Benefits.

                     A. During the term of this Agreement, the Employee shall have the right to receive or participate in all benefits and plans which the Company may from time to time institute during such period for its employees and for which the Employee is eligible. Nothing paid to the Employee under any plan or arrangement presently in effect or made available in the future shall be deemed to be in lieu of the salary or any other obligation payable to the Employee pursuant to this Agreement.

                     B. During the term of this Agreement, the Employee will be entitled to the number of paid holidays, personal days off, vacation days and sick leave days in each calendar year as are determined by the Company from time to time for its senior executive officers, but not less than one month in any calendar year (prorated, in any calendar year during which the Employee is employed under this Agreement for less than the entire such year, in accordance with the number of days in such calendar year during which he is so employed) . Such vacation may be taken in the Employee's discretion at such time or times as are not inconsistent with the reasonable business needs of the Company.

                     C. In order to facilitate travel by the Employee in performance of his duties hereunder, the Company shall provide the Employee, without cost to him, with a Company-owned, leased automobile, of his choice. The Company shall pay all expenses of maintaining, insuring and operating said automobile upon the presentation of appropriate vouchers and/or costs to the extent that the Company does not pay such expenses.

                  6. Expenses. During the term of this Agreement, the Company shall reimburse the Employee for such costs and expenses as the Employee may reasonably incur in connection with the performance of his duties hereunder, including, but not limited to, expenses for entertainment, travel and similar items. The Company will reimburse the Employee for such expenses upon presentation of expense statements or vouchers or such other supporting information as the Company may require, in accordance with the policies and procedures of the Company for the reimbursement of business expenses of its senior executive officers.

                  7. Insurability; Right to Insure. During the continuance of the Employee's employment hereunder, the Company shall have the right to maintain term life insurance in its own name covering the Employee's life in such amount as shall be determined by the Company for a term ending on the termination date of this Agreement. The Employee shall aid in the procuring of such insurance by submitting to the required medical examinations, if required by filling out, executing and delivering such applications and other instruments in writing as may be reasonably required by an insurance company or companies to which application or applications for insurance may be made by or for the Company.

                  8. Termination. Employee's employment under this Agreement may be terminated without any breach of this Agreement only on the following circumstances:

                     8.1. Death. The Employee's employment under this Agreement shall terminate upon his death.

                     8.2. Disability. If, as a result of the Employee's incapacity due to physical or mental illness, the Employee shall have been absent from his duties under this Agreement for 150 calendar days during any calendar year, the Employer may terminate the Employee's employment under this Agreement.

                     8.3. Cause. The Employer may terminate the Employee's employment under this Agreement for Cause. For purposes of this Agreement, the Employer shall have "Cause" to terminate the Employee's employment under this Agreement upon (a) the willful and continued failure by the Employee to substantially perform his duties under this Agreement (other than any such failure resulting from the Employee's incapacity due to physical or mental illness) after demand for substantial performance is delivered by the Employer, in writing, specifically identifying the manner in which the Employer believes the Employee has not substantially performed his duties and the Employee fails to perform as required within 15 days after such demand is made, (b) the willful engaging by the Employee in criminal misconduct (including embezzlement and criminal fraud) which is materially injurious to the Employer, monetarily or otherwise or (c) the conviction of the Employee of a felony. For purposes of this paragraph, no act, or failure to act, on the Employee's part shall be considered "willful" unless done, or omitted to be done, by him not in good faith and without reasonable belief that his action or omission was in the best interest of the Employer.

                  Notwithstanding the foregoing, the Employee shall not be deemed to have been terminated for Cause unless and until there shall have been delivered to the Employee a copy of a resolution, duly adopted by the affirmative vote of not less than three-quarters of the entire membership of the Board (other than the Employee) at a meeting of the Board called and held for such purpose (after reasonable written notice to the Employee and an opportunity for him, together with his counsel, to be heard before the Board), finding that in the good faith opinion of the Board, the Employee was guilty of conduct set forth above in clause (a), (b) or (c), and specifying the particulars thereof in detail.

                     8.4. Termination by the Employee for Good Reason, Upon a Change of Control or Because of Ill Health. The Employee may terminate his employment under this Agreement (a) for Good Reason (as hereinafter defined),
(b) at any time within six months after a Change of Control, or (c) if his health should become impaired to any extent that makes the continued performance of his duties under this Agreement hazardous to his physical or mental health or his life, provided that, in the latter case, the Employee shall have furnished the Employer with a written statement from a qualified doctor to such effect and provided, further, that at the Employer's request and expense the Employee shall submit to an examination by a doctor selected by the Employer and such doctor shall have concurred in the conclusion of the Employee's doctor.

                        8.4.1. Good Reason. For purposes of this Agreement, "Good Reason" shall mean (a) any assignment to the Employee of any duties or reporting obligations other than those contemplated by, or any limitation of the powers of the Employee in any respect not contemplated by, this Agreement, (b) failure by the Employer to comply with its material obligations and agreements contained in this Agreement, or (c) failure of the Employer to obtain the assumption of the agreement to perform this Agreement by any successor as contemplated in Section 11(f) of this Agreement. With respect to the matters set forth in clauses (a), (b) and (c) of this paragraph, the Employee must give the Employer 30 days prior written notice of his intent to terminate this Agreement as a result of any breach or alleged breach of the applicable provision and the Employer shall have the right to cure any such breach or alleged breach within such 30 day period.

                        8.4.2. Change of Control. For purposes of this Agreement, a "Change of Control" shall be deemed to occur, unless previously consented to in writing by the Employee, upon (a) individuals who, as of the date hereof, constitute the Board of Directors of the Employer (the "Incumbent Board") ceasing for any reason to constitute at least a majority of the Board of Directors of the Employer (the "Board"); provided, however, that any individual becoming a director subsequent to the date hereof whose election, or nomination for election by the Employer's shareholders, was approved by a vote of at least a majority of the directors then comprising the Incumbent Board shall be considered as though such individual were a member of the Incumbent Board, but excluding, for this purpose, any such individual whose initial assumption of office occurs as a result of either an actual or threatened election contest (as such terms are used in Rule 14a-11 of Regulation 14A promulgated under the Securities Exchange Act of 1934, as amended (the "Exchange Act")) or other actual or threatened solicitation of proxies or consents by or on behalf of a person other than the Board; (b) the acquisition of beneficial ownership (as determined pursuant to Rule 13d-3 promulgated under the Exchange Act) of 15% or more of the voting securities of the Employer by any person, entity or group (within the meaning of Section 13(d)(3) or 14(d)(2) of the Exchange Act) not affiliated with the Employee or the Employer; provided, however, that no Change of Control shall be deemed to have occurred for purposes of this Agreement if such person, entity or group acquires beneficial ownership of 15% or more of the voting securities of the Employer as a result of a combination of the Employer or a wholly-owned subsidiary of the Employer with such person, entity or group or another entity owned or controlled by such person, entity or group (whether effected by a merger, consolidation, sale of assets or exchange of stock or otherwise); (c) the commencement of a proxy contest against the management for the election of a majority of the Board of the Employer if the group conducting the proxy contest owns, has or gains the power to vote at least 15% of the voting securities of the Employer; (d) the consummation of a reorganization, merger or consolidation, or the sale, transfer or conveyance of all or substantially all of the assets of the Employer to any person or entity not affiliated with the Employee or the Employer or (e) the complete liquidation or dissolution of the Employer.

                  9. Notice of Termination.

                  Any termination of the Employee's employment by the Employer or by the Employee (other than termination by reason of the Employee's death) shall be communicated by written Notice of Termination to the other party of this Agreement. For purposes of this Agreement, a "Notice of Termination" shall mean a notice which shall indicate the specific termination provision in this Agreement relied upon and shall set forth in reasonable detail the facts and circumstances claimed to provide a basis for termination of the Employee's employment under the provision so indicated.

                  10. Date of Termination.

                  The "Date of Termination" shall mean (a) if the Employee's employment is terminated by his death, the date of his death, (b) if the Employee's employment is terminated pursuant to Section 8.2 above, the date on which the Notice of Termination is given, (c) if the Employee's employment is terminated pursuant to Section 8.3 above, the date specified on the Notice of Termination after the expiration of any cure periods and (d) if the Employee's employment is terminated for any other reason, the date on which a Notice of Termination is given after the expiration of any cure periods.

                  11. Compensation Upon Termination or During Disability.

                     (a) If the Employee's employment shall be terminated by reason of his death, the Employer shall pay to such person as he shall designate in notice filed with the Employer, or if no such person shall be designated, to his estate as a lump sum benefit, his full Salary to the date of his death in addition to any payments to the Employee's spouse, beneficiaries or estate may be entitled to receive pursuant to any pension or employee benefit plan or life insurance policy or similar plan or policy then maintained by the Employer, and such payments shall, assuming the Employer is in compliance with the provisions of this Agreement, fully discharge the Employer's obligations with respect to
Section 4 of this Agreement, but all other obligations of the Employer under this Agreement, including the obligations to indemnify, defend and hold harmless the Employee, shall remain in effect.

                     (b) During any period that the Employee fails to perform his duties hereunder as a result of incapacity due to physical or mental illness, the Employee shall continue to receive his Salary until the Employee's employment is terminated pursuant to Section 8.2 of this Agreement, or until the Employee terminates his employment pursuant to Section 8.4(a) of this Agreement, whichever first occurs. After termination, the Employee shall be paid, in equal monthly installments, 100% of his Base Compensation, at the rate in effect at the time Notice of Termination is given, for one year, and thereafter for one additional year at an annual rate equal to 50% of the Base Compensation which would have been in effect under this Agreement, plus, in each case, any disability payments otherwise payable by or pursuant to plans provided by the Employer. To the extent physically and mentally capable of so doing without potentially impairing or damaging his health, the Employee shall provide consulting services to the Employer during the period that he is receiving payments pursuant to this Section 11(b).

                     (c) If the Employee's employment shall be terminated for Cause, the Employer shall pay the Employee his full Base Compensation through the Date of Termination, at the rate in effect at the time Notice of Termination is given, and the Employer shall, assuming the Employer is in compliance with the provisions of this Agreement, have no further obligations with respect to Section 4 of this Agreement, but all other obligations of the Employer under this Agreement, including the obligations to indemnify, defend and hold harmless the Employee, shall remain in effect.

                     (d) If (A) in breach of this Agreement, the Employer shall terminate the Employee's employment other than pursuant to Sections 8.2 or 8.3 hereof (it being understood that a purported termination pursuant to Section 8.2 or 8.3 hereof which is disputed and finally determined not to have been proper shall be a termination by the Employer in breach of this Agreement), including as a result of a Change of Control, and/or (B) the Employee shall terminate his employment for Good Reason or at any time within six months after a Change of Control, then the Employer shall pay to the Employee:

                        (i) his full Base Compensation through the Date of Termination at the rate in effect at the time Notice of Termination is given;

                        (ii) for periods subsequent to the Date of Termination (in lieu of any further payments pursuant to Section 4 of this Agreement), severance, payable on the first day following the Date of Termination, in a lump sum amount equal to the higher of (a) $1,250,000 or (b) the total compensation (including the value of all perquisites, such as health and life insurance and car allowance and the value of all stock options granted to Employee by Employer received or earned by the Employee from the Employer during the twelve months prior to the Termination Date, multiplied by five (5) ("Severance Pay") and;

                        (iii) all other damages to which the Employee may be entitled as result of the termination of his employment under this Agreement, including all legal fees and expenses incurred by him in contesting or disputing any such termination or in seeking to obtain or enforce any right or benefit provided by this Agreement.

                  The amount (if any) payable pursuant to this Section 11(d) (the "Severance Total") shall be increased by an amount (the "Increase") sufficient so that after the payment by the Employee of (A) any income taxes on the Increase and (B) any excise tax on the sum of (I) the Severance Total and
(II) the Increase, the Employee shall have received an amount (net of such taxes) equal to the Severance Total. The Employee shall be entitled to receive initially the entire Severance Total (together with any such additional payments required to cover any excise and income taxes payable as aforesaid) and shall not be required to repay to the Employer any amount which is ultimately and finally determined by the Internal Revenue Service (or an appropriate court) to have been in excess of the amount permitted to be received without incurring such excise tax, and Employer agrees to use its best efforts to support the Employee's position that such amounts are not subject to excise tax in any dispute with the Internal Revenue Service or in any other administrative or judicial proceedings.

                        (iv) The value of the stock options described above will be determined using a Black-Scholes valuation methodology by an investment bank reasonably acceptable to both Company and Employee. The fees for such valuation will be paid by the Company.

                     (e) The Employee shall not be required to mitigate the amount of any payment provided for in this Section 11 by seeking other employment or otherwise, nor shall the amount of any payment provided for in this Section 11 be reduced by any compensation earned by the Employee as the result of employment by another employer or business or by profits earned by the Employee from any other source at any time before and after the Date of Termination.

                     (f) The Employer will require any successor (whether direct or indirect, by purchase, merger, consolidation or otherwise) to all or substantially all of the business and/or assets of the Employer, by agreement in form and substance satisfactory to the Employee, to expressly assume and agree to perform this Agreement in the same manner and to the same extent that the Employer would be required to perform it if no such succession had taken place. Failure of the Employer to obtain such Agreement prior to the effectiveness of any such succession shall be a breach of this Agreement and shall entitle the Employee to compensation from the Employer in the same amount and on the same terms as he would be entitled to hereunder if he terminated his employment for Good Reason, except for purposes of implementing the foregoing, the date on which any such succession becomes effective shall be deemed the Date of Termination. As used in this Agreement, "Employer" shall mean the Employer and any successor to its business and/or assets which executes the Agreement or which otherwise becomes bound by the terms and conditions of this Agreement by operation of law.

                     (g) (A) Upon the occurrence of a Change of Control, or (B) if in breach of this Agreement, the Employer shall terminate the Employee's employment other than pursuant to Sections 8.2 or
8.3 hereof (it being understood that a purported termination pursuant to Section
8.2 or 8.3 hereof which is disputed and finally determined not to have been proper shall be a termination by the Employer in breach of this Agreement), or
(C) if the Employee shall terminate his employment for Good Reason at any time, then notwithstanding the vesting and exercisability schedule in any stock option agreement between the Employer and Employee, all unvested stock options granted by the Employer to the Employee pursuant to such agreement shall immediately vest and become exercisable and shall remain exercisable for not less than 180 days thereafter.

                  12. Confidentiality; Noncompetition.

                     (a) The Employer and the Employee acknowledge that the services to be performed by the Employee under this Agreement are unique and extraordinary and, as a result of such employment, the Employee will be in possession of confidential information relating to the business practices of the Company. The term "confidential information" shall mean any and all information (verbal and written) relating to the Company or any of its affiliates, or any of their respective activities, other than such information which can be shown by the Employee to be in the public domain (such information not being deemed to be in the public domain merely because it is embraced by more general information which is in the public domain) other than as the result of breach of the provisions of this Section 12(a), including, but not limited to, information relating to: trade secrets, personnel lists, financial information, research projects, services used, pricing, customers, customer lists and prospects, product sourcing, marketing and selling and servicing. The Employee agrees that he will not, during or for a period of two years after the termination of employment, directly or indirectly, use, communicate, disclose or disseminate to any person, firm or corporation any confidential information regarding the clients, customers or business practices of the Company acquired by the Employee during his employment by Employer, without the prior written consent of Employer; provided, however, that the Employee understands that Employee will be prohibited from misappropriating any trade secret at any time during or after the termination of employment.

                     (b) The Employee hereby agrees that he shall not, during the period of his employment and for a period of twelve (12) months following such employment, directly or indirectly, within any county (or adjacent county) in any State within the United States or territory outside the United States in which the Company is engaged in business during the period of the Employee's employment or on the date of termination of the Employee's employment, engage, have an interest in or render any services to any business (whether as owner, manager, operator, licensor, licensee, lender, partner, stockholder, joint venturer, employee, consultant or otherwise) competitive with the Company's business activities. Notwithstanding the foregoing, the Employer shall be permitted to own not more than 5% of any class of securities of a competitive business which is publicly traded and/or is registered on reports under the Securities and Exchange Act of 1934.

                     (c) The Employee hereby agrees that he shall not, during the period of his employment and for a period of twelve (12) months following such employment, directly or indirectly, take any action which constitutes an interference with or a disruption of any of the Company's business activities including, without limitation, the solicitations of the Company's customers, or persons listed on the personnel lists of the Company. At no time during the term of this Agreement, or thereafter shall the Employee directly or indirectly, disparage the commercial, business or financial reputation of the Company.

                     (d) For purposes of clarification, but not of limitation, the Employee hereby acknowledges and agrees that the provisions of subparagraphs 12(b) and (c) above shall serve as a prohibition against him, during the period referred to therein, directly or indirectly, hiring, offering to hire, enticing, soliciting or in any other manner persuading or attempting to persuade any officer, employee, agent, lessor, lessee, licensor, licensee or customer who has been previously contacted by either a representative of the Company, including the Employee, (but only those suppliers existing during the time of the Employee's employment by the Company, or at the termination of his employment), to discontinue or alter his, her or its relationship with the Company.

                     (e) Upon the termination of the Employee's employment for any reason whatsoever, all documents, records, notebooks, equipment, price lists, specifications, programs, customer and prospective customer lists and other materials which refer or relate to any aspect of the business of the Company which are in the possession of the Employee including all copies thereof, shall be promptly returned to the Company.

                     (f) The parties hereto hereby acknowledge and agree that
(i) the Company would be irreparably injured in the event of a breach by the Employee of any of his obligations under this Section 12, (ii) monetary damages would not be an adequate remedy for any such breach, and (iii) the Company shall be entitled to injunctive relief, in addition to any other remedy which it may have, in the event of any such breach.

                     (g) Each of the rights and remedies enumerated in Section 12 shall be independent of the other, and shall be severally enforceable, and all of such rights and remedies shall be in addition to, and not in lieu of, any other rights and remedies available to the Company under law or in equity.

                     (h) If any provision contained in this Section 12 is hereafter construed to be invalid or unenforceable, the same shall not affect the remainder of the covenant or covenants, which shall be given full effect, without regard to the invalid portions.

                     (i) If any provision contained in this Section 12 is found to be unenforceable by reason of the extent, duration or scope thereof, or otherwise, then the court making such determination shall have the right to reduce such extent, duration, scope or other provision and in its reduced form any such restriction shall thereafter be enforceable as contemplated hereby.

                     (j) It is the intent of the parties hereto that the covenants contained in this Section 12 shall be enforced to the fullest extent permissible under the laws and public policies of each jurisdiction in which enforcement is sought (the Employee hereby acknowledging that said restrictions are reasonably necessary for the protection of the Company). Accordingly, it is hereby agreed that if any of the provisions of this Section 12 shall be adjudicated to be invalid or unenforceable for any reason whatsoever, said provision shall be (only with respect to the operation thereof in the particular jurisdiction in which such adjudication is made) construed by limiting and reducing it so as to be enforceable to the extent permissible, without invalidating the remaining provisions of this Agreement or affecting the validity or enforceability of said provision in any other jurisdiction.

                     (k) The limitation of Sections 12(a), 12(b) and 12(c) shall terminate if upon termination of this Agreement for any reason the Company does not fulfill its obligation as required by Section 11 of this Agreement, however, such termination shall not affect the rights of the Employee to receive all payments undiminished in any way, provided by Section 11. The provision of this Section 12(k) shall also apply during the time the Employee is receiving any payments from the Company as a result of a termination resulting from disability.

                  13. Indemnification. The Employer shall indemnify and hold harmless the Employee against any and all expenses reasonably incurred by him in connection with or arising out of (a) the defense of any action, suit or proceeding in which he is a party, or (b) any claim asserted or threatened against him, in either case by reason of or relating to his being or having been an employee, officer or director of the Company, whether or not he continues to be such an employee, officer or director at the time of incurring such expenses, except insofar as such indemnification is prohibited by law. Such expenses shall include, without limitation, the fees and disbursements of attorneys, amounts of judgments and amounts of any settlements, provided that such expenses are agreed to in advance by the Employer. The foregoing indemnification obligation is independent of any similar obligation provided in the Employer's Certificate of Incorporation or Bylaws, and shall apply with respect to any matters attributable to periods prior to the Effective Date, and to matters attributable to his employment hereunder, without regard to when asserted. The Employee shall be entitled to the protection of any liability insurance policies the Company may elect to maintain for the benefit of its officers and directors. The Company shall cause to be maintained in effect for not less than six years from a Change of Control (to the extend available) policies of directors' and officers' liability insurance.

                  14. General. This Agreement is further governed by the following provisions:

                     (a) Notices. All notices relating to this Agreement shall be in writing and shall be either personally delivered, sent by telecopy (receipt confirmed) or mailed by certified mail, return receipt requested, to be delivered at such address as is indicated below, or at such other address or to the attention of such other person as the recipient has specified by prior written notice to the sending party. Notice shall be effective when so personally delivered, one business day after being sent by telecopy or five days after being mailed.

                  To the Employer:

                           Suprema Specialties, Inc.
                           510 East 35th Street
                           Post Office Box 280, Park Station
                           Paterson, New Jersey 07543-0280
                           Attention:  President

                  To the Employee:

                           Mark Cocchiola
                           9 Jane Drive
                           Englewood Cliffs, New Jersey 07632

                  With, in either case, a copy in the same manner to:

                           Blank Rome Tenzer Greenblatt LLP
                           405 Lexington Avenue
                           New York, New York 10174
                           Attention: Ethan Seer, Esq.
                                      Martin Luskin, Esq.

                     (b) Parties in Interest. Employee may not delegate his duties or assign his rights hereunder. This Agreement shall inure to the benefit of, and be binding upon, the parties hereto and their respective heirs, legal representatives, successors and permitted assigns.

                     (c) Entire Agreement. This Agreement supersedes any and all other agreements, either oral or in writing, between the parties hereto with respect to the employment of the Employee by the Employer and contains all of the covenants and agreements between the parties with respect to such employment in any manner whatsoever. Any modification or termination of this Agreement will be effective only if it is in writing signed by the party to be charged.

                     (d) Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of New Jersey. Employee agrees to and hereby does submit to jurisdiction before any state or federal court of record in Bergen County, New Jersey, or in the state and county in which such violation may occur, at Employer's election.

                     (e) Severability. In the event that any term or condition in this Agreement shall for any reason be held by a court of competent jurisdiction to be invalid, illegal or unenforceable in any respect, such invalidity, illegality or unenforceability shall not affect any other term or condition of this Agreement, but this Agreement shall be construed as if such invalid or illegal or unenforceable term or condition had never been contained herein.

                     (f) Execution in Counterparts. This Agreement may be executed by the parties in one or more counterparts, each of which shall be deemed to be an original but all of which taken together shall constitute one and the same agreement, and shall become effective when one or more counterparts has been signed by each of the parties hereto and delivered to each of the other parties hereto.

                  IN WITNESS WHEREOF, the parties hereto have executed and delivered this Agreement as of the date first above written.


                                          SUPREMA SPECIALTIES, INC.


                                          By:  /s/ Steven Venechanos
                                               --------------------------------
                                               Name:  Steven Vencchanos
                                               Title: Chief Financial Officer


                                          By:  /s/ Mark Cocchiola
                                               --------------------------------
                                               Mark Cocchiola